EXHIBIT 10.4

AIRCRAFT SECURITY AGREEMENT

    This AIRCRAFT SECURITY AGREEMENT ("Agreement"), dated as of this _____ day of __________, 2008, between Hugh H. Williamson, individually, and landpixx, LLC, a limited liability company organized and existing under the laws of the State of Colorado ("Debtor"), and Bank of the West ("Lender"). In consideration of the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement the following terms shall have the following meanings, unless the context otherwise requires (such terms to be equally applicable to both singular and plural forms of the terms defined):

"Agreement", "hereof, "hereto" "hereunder". and words of similar import shall mean this Aircraft Security Agreement, as the same may from time to time be amended, modified or supplemented.

"Aircraft" shall mean (i) the Airframe, (ii) the Engines, (iii) to the extent applicable, the Records and (iv) all avionics and all other accessories, and all additions, accessions, alterations, modifications, Parts, repairs and attachments now or hereafter affixed thereto or used in connection therewith, and all replacements and substitutions for any of the foregoing.
"Airframe" shall mean (i) the Aircraft described on Exhibit B hereto, and, unless the context requires otherwise, shall not include the Engines from time to time installed thereon and (ii) any and all Parts from time to time incorporated in, installed on or attached to such Aircraft and any and all Parts removed therefrom so long as such Parts remain subject to the security interest granted to Lender in accordance with the applicable terms of this Agreement after removal from the Aircraft.

"Business Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the State of California.

          "Closing Date" shall mean the date on which the Loan is made pursuant hereto. "Collateral" shall mean the Aircraft and any Proceeds thereof.
"Commitment" shall mean the obligation of Lender to make the Loan in the aggregate amount specified in Section 2.1 of this Agreement.
"Cost" shall mean, with respect to the Aircraft (and all Parts thereof), the respective manufacturer's or supplier's invoiced purchase price therefor (after giving effect to any discount or other reduction) payable by Debtor, which amount shall be set forth in the Schedule together with all costs of conversion of the Aircraft to a cargo carrying configuration and Engine overhaul reasonably satisfactory to Lender.

          "Debtor" as defined in the introductory paragraph to this Agreement.

"Engine" shall mean (i) each of the engines and propellers described and listed on Exhibit B hereto and originally installed on the Airframe whether or not thereafter installed on such Airframe or any other airframe from time to time, (ii) any engine or propeller which may from time to time be substituted for an Engine; and (iii) in each case set forth in clauses (i) and (ii) hereof, with any and all Parts incorporated in or installed on or attached to such Engine, propeller or any and all Parts removed therefrom so long as such Parts remain subject to the security interest granted to Lender in accordance with the applicable terms of this Agreement after removal from the Aircraft and/or Engine.

           "Event of Default" as defined in Section 7 of this Agreement.
"Event of Loss" with respect to the Aircraft, the Airframe or any Engine shall mean any of the following events with respect to such property (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever, (ii) any damage to such property which results in an insurance settlement with respect to such properly on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing ("Requisition of Use") (iv) as a result of any rule, regulation, order or other action by any government (foreign or domestic) or governmental body (including, without limitation, the FAA or any similar foreign governmental body) having jurisdiction, the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six (6) consecutive months, unless Debtor, prior to the expiration of such six-month period, shall have undertaken and, in the opinion of the Lender, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Debtor or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of twelve (12) consecutive months, (v) with respect to an Engine, the removal (and non-replacement) thereof from the Airframe for a period of six (6) months or longer, whether or not such Engine is operational (provided that any replacement Engine shall be of comparable quality and value to the replaced Engine and shall be subject to a first lien and security interest in favor of the Lender pursuant to documentation satisfactory to the Lender, at the sole cost and expense of the Debtor); or (vi) such property shall be returned to the manufacturer, other than for modification in the event of patent infringement or for repair or replacement (any such return being herein referred to as a "Return to Manufacturer"). The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, prohibition, unfitness for use for the stated period, removal for the stated period or Return to Manufacturer. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to any Engine shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

           "FAA" shall mean the Federal Aviation Administration.

"Installment Payment Date" shall mean each date set forth in the Note on which an installment of principal and/or interest is due and payable under the Note.

          "Interest Rate" shall have the meaning set forth therefore in the Note.

"Late Charge Rate" shall mean a rate equal to the lower of five percent (5%) per month or the highest rate permitted by applicable law.

           "Lender" as defined in introductory paragraph to this Agreement.

"Liens" shall mean liens, mortgages, security interests, pledges, title retentions, charges, financing statements or other encumbrances of any kind whatsoever.

           "Loan" shall mean the loan made by Lender pursuant to this Agreement.

"Note" shall mean the promissory note of Debtor evidencing the Loan, as described in Section 2.2 of this Agreement in substantially the form attached hereto as Exhibit A.
"Obligations" shall mean (i) the aggregate unpaid principal amount of, and accrued interest on, the Note; (ii) all other obligations, indebtedness, duties and liabilities of Debtor, now existing or hereafter incurred under, arising out of, or in connection with this Agreement or the Note; and (iii) any and all other obligations, indebtedness, duties and liabilities of any kind whatsoever of Debtor to Lender, whether now existing or hereafter incurred or from time to time reduced and thereafter increased.

"Parts" shall mean all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as such Parts remain subject to the security interest granted to Lender in accordance with the applicable terms of this Agreement after removal from the Aircraft and/or Engine.

"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

"Prepaid Principal Amount" shall mean the unpaid principal amount of the Note together with any fees, charges and/or expenses due in connection therewith other than interest.

"Proceeds" shall have the meaning assigned to it in the UCC, and in any event, shall include, but not be limited to, any and all rents, payments and other amounts of any kind whatsoever due or payable under or in connection with the Aircraft, including, without limitation, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to the Aircraft, (b) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of the Aircraft by any governmental body, authority, bureau or agency or any other person (whether or not acting under color of governmental authority), and (c) any and all other rents or profits or other amounts from time to time paid or payable under or in connection with the Aircraft.

"Records" means any and all logs, manuals, certificates, date and inspection, modification, maintenance, engineering, technical and overhaul records (including all computerized data, records and materials of any kind whatsoever) with respect to the Aircraft, including, without limitation, all records required to be maintained by the FAA or any other governmental agency or authority having jurisdiction with respect to the Aircraft or any manufacturer or supplier of the Aircraft (or any part thereof).

"Schedule" shall mean the Schedule to be executed and delivered by Debtor in substantially the form of Exhibit B attached hereto.

"UCC" shall mean the Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

1.2      Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

SECTION 2. AMOUNT AND TERMS OF LOAN.

2.1      Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make a Loan to Debtor in a principal amount of $1,352,612.00.   The obligation of Lender to make the Loan hereunder shall terminate on May 28, 2008. Debtor shall give Lender at least three Business Days' prior written notice of the date and amount of the proposed Loan.

2.2      The Note. The Loan shall be evidenced by a promissory note of Debtor substantially in the form of Exhibit A hereto, with appropriate insertions therein as to amounts and dates. The Note shall (i) be dated the date on which the Loan evidenced thereby is made; (ii)  be for the term specified in the Note; (iii) be stated to mature in sixty (60) consecutive monthly installments, which installments will be payable on the dates and in the amounts set forth in such Note; and (iv) bear interest from the date thereof on the unpaid principal amount thereof at the Interest Rate until such amount shall become due and payable (whether at the stated maturity thereof, by acceleration or otherwise). In addition, Debtor shall pay interest on such delinquent payment from ten (10) days after the due date until paid in full at the Late Charge Rate.

       2.3     Prepayment.

(a)       In the event that the Aircraft shall suffer an Event of Loss, within thirty (30) days after the occurrence of such Event of Loss, the Debtor shall prepay the Note in full. On the date of prepayment, the Debtor shall pay to Lender a yield maintenance fee in an amount computed and/or calculated as follows:

(b)        Upon (i) payment in full of the foregoing prepayment amounts, as applicable, or (ii) the payment of the Note in full in accordance with its terms and (iii) so long as no Event of Default has occurred and is continuing and if there are no other sums outstanding pursuant to this Agreement and (iv) Debtor has fully performed each and all of its obligations and duties hereunder, the Aircraft shall be released from the security interest of this Agreement.

(c)       Except as provided in this paragraph 2,3 or in the Note, the Note may not be prepaid in whole or in part.

2.4 Use of Proceeds. Debtor shall use the proceeds of the Loan to finance the acquisition or continued possession of the Aircraft, conversion of the Aircraft to cargo configuration and Engine overhaul.

SECTIONS. CONDITIONS OF BORROWING.

Lender shall not be required to make the Loan unless on the Closing Date of such Loan:

(a)           Certificates of Incumbency.   Lender shall have received certificates of incumbency of Debtor signed by the respective Secretary or Assistant Secretary of the Debtor, which certificates shall certify the names of the officers of the Debtor, as the case may be, authorized to execute any documents hereunder or under any other related documents on behalf of the Debtor, as the case may be, together with specimen signatures of such officers and Lender may conclusively rely on such certificates until receipt of a further certificate of the Secretary or Assistant Secretary of Debtor as the case may be, canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

(b)           Resolutions.  Lender shall have received certified copies of all corporate proceedings of Debtor evidencing that all action required to be taken in connection with the authorization, execution, delivery and performance of this Agreement and the Note and the transactions contemplated hereby, in the case of Debtor, has been taken.

(c)           Opinion of Counsel. Debtor shall engage special FAA counsel William C. Boston & Associates (or a similarly qualified firm acceptable to the Lender), who shall provide to Lender and Debtor a written opinion, in form and substance satisfactory to Lender and its legal counsel, stating that on the Closing Date, Lender shall have a legal, valid and continuing first priority mortgage on and security interest in the Aircraft, free and clear of all other Liens of any nature, and that all filings, recordings and other actions necessary or desirable in order to establish, protect and perfect such mortgage and security interest in favor of Lender as a perfected first priority mortgage on and security interest in the Aircraft, including, without limitation the filing of this Agreement with the FAA shall have been duly effected.

(d)           Schedule. Debtor shall have executed and delivered to Lender a Schedule covering the Aircraft.

(e)           Note.  The Note evidencing the Loan shall have been duly executed and delivered to Lender.

(f)           Equipment Delivery.  The Aircraft shall have been duly delivered to and accepted by Debtor.

(g) Invoice and Title. Lender shall have received a copy of the invoice or invoices covering the Aircraft, including its engines, and a copy of the FAA and Warranty Bills of Sale conveying the Aircraft and avionics to Debtor.

(h) FAA Registration. Lender shall have received evidence satisfactory to it and to special FAA counsel, that the Aircraft is presently properly registered, and the Debtor has submitted an Application for Registration in Debtor's name to the FAA, which application is satisfactory to Lender and to its special FAA counsel.

(i) Payment of Aircraft Cost. Lender shall be satisfied that the Cost of the Aircraft has been, or concurrently with the making of the Loan will be, fully paid.

(j) Airworthiness Certificate. Lender shall have received a copy of the airworthiness certificate for the Aircraft.

(k) Insurance. Lender shall have received evidence satisfactory to it that the Aircraft is insured in accordance with the provisions of this Agreement.

(1) Certification. Lender shall have received evidence satisfactory to it that Debtor is duly certified to operate as a Part 135 carrier.

(m) Security Interest. All filings, recordings and other actions that are necessary or desirable in order to establish, protect, preserve and perfect Lender's mortgage on and security interest in the Collateral as a valid first and only perfected mortgage and security interest shall have been duly effected, including, without limitation, the filing of this Agreement with the FAA, and the filing of all necessary and appropriate UCC financing statements, all in form and substance satisfactory to Lender, and all fees, taxes and other charges relating to such filings and recordings, shall have been paid by Debtor.

(n) Representations, (i) The representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on and as of such date; (ii) no Event of Default (which has not been cured within any applicable cure period), shall be in existence on the date of the making of the Loan or shall occur as a result of the Loan; and (iii) the acceptance by Debtor of the Loan shall constitute a representation by Debtor that the statements contained in clauses (i) and (ii) above are true and correct as of the Closing Date.

(o) No Material Adverse Change. In the sole judgment of Lender, no material adverse change shall have occurred in the business, operations, or financial condition of Debtor from the date of the most recent financial information furnished to Lender.

(p) Legal Matters. Al legal matters with respect to the transactions contemplated by this Agreement shall be satisfactory to counsel for Lender and to special FAA counsel.

(q) Other Documents. Lender shall have received copies of such other documents, agreements, or certificates related to the transaction contemplated hereby, as it may reasonably request.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

In order to induce Lender to enter into this Agreement and to make the Loan herein provided for, Debtor represents and warrants to Lender that:

4.1           Organization.   Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has the necessary authority and power to own and operate the Aircraft and its other assets and to transact the business in which it is engaged, and is duly qualified to do business in each jurisdiction in which the conduct of its business or the ownership or operation of its assets requires such qualification except for those jurisdictions where the lack of such qualification would not have a material adverse effect (i) upon the use, ownership or operation of the Aircraft or (ii) upon the business, financial condition or operations of the Debtor.

4.2           Citizenship.   Debtor is (or shall be, as the case may be) a citizen of the United States within the meaning of Subtitle VII of Title 49 of the United States Code.

4.3           Power and Authority. Debtor has full power, authority and legal right to execute and deliver this Agreement and all other instruments to be executed and delivered hereunder and the Note, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the assignment and/or security interest created by this Agreement.

4.4           Consents and Permits. No consent of any other party (including any stockholders, trustees or holders of indebtedness), and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required as of the Closing Date in connection with the execution, delivery or performance by Debtor of this Agreement or the Note, or the validity or enforceability of this Agreement or the Note, except recordation of this Agreement with the FAA and the filing of UCC financing statements in the appropriate recording offices, which shall have been duly effected  as  of the  Closing  Date.  Notwithstanding  anything  herein  to  the  contrary,  the representations and warranties set forth in this paragraph with respect to any matter which may be affected by California law shall be based upon and made to the best of the Debtor's knowledge, information and belief.

4.5           No Legal Bar. The execution, delivery and performance by Debtor of each of this Agreement and all other instruments to be executed and delivered hereunder and the Note does not and shall not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the charter or by-laws of Debtor and will not violate any provision of or cause a default under any mortgage, indenture, contract, agreement or other undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of Debtor other than the security interests intended to be created hereby. Notwithstanding anything herein to the contrary, the representations and warranties set forth in this paragraph with respect to any matter which may be affected by California law shall be based upon and made to the best of the Debtor's knowledge, information and belief.

4.6           Enforceabiliry. This Agreement has been duly authorized, executed and delivered by Debtor and constitutes a legal, valid and binding obligation of Debtor enforceable in accordance with its terms.    When executed and delivered, the Note shall have been duly authorized, executed and delivered by Debtor and shall constitute a legal, valid and binding obligation of Debtor enforceable in accordance with its terms.

4.7           No Litigation. There is no action, suit or proceeding (whether or not purportedly on behalf of Debtor) pending, or, to the best of the Debtor's knowledge, investigation pending or threatened against or affecting Debtor or any of its assets (a) which involves the Aircraft or any of the transactions contemplated by this Agreement; or (b) which, if adversely determined, could have a material adverse effect upon the transactions contemplated by this Agreement or a material adverse effect on the business, operations or financial condition of Debtor.

4.8           Title to Equipment. On the Closing Date, Debtor shall have good and marketable title to the Aircraft subject to no Liens except the security interest created hereby in favor of Lender.

4.9           Lender's Security Interest. On the Closing Date, Lender shall have a legal, valid and continuing first and only priority security interest in the Collateral, free and clear of all other Liens, and all filings, recordings or other actions necessary or desirable in order to establish, protect and perfect such security interest in favor of Lender as a perfected first and only priority security interest in the Collateral will have been duly effected, and all taxes, fees and other charges in connection therewith shall have been duly paid.

4.10           No Defaults. Debtor is not in default, and no event or condition exists which after the giving of notice or lapse of time or both would constitute an event of default, under any mortgage, indenture, contract, agreement, judgment or other undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets, the principal amount or obligation of which exceeds $50,000.00, except for any such default, event or condition which, individually or in the aggregate, would not affect Debtor's ability to perform its obligations under the Agreement or any such mortgage, indenture, contract, agreement, judgment or other undertaking.

4.11           Financial Condition.   All financial statements of Debtor, copies of which have been heretofore delivered to Lender, are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of Debtor, as the case may be, as at the date thereof and the results of their operations for the period ended on said date and there has been no material adverse change in the financial condition, business or operations of Debtor since said date.

4.12           Taxes.  Debtor has filed all Federal, state and local income tax returns that are required to be filed, and has paid all taxes as shown on said returns and all assessments received by it to the extent that such taxes and assessments have become due, and Debtor does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith. The charges, accruals and reserves on the books of Debtor in respect of Federal, state and local taxes for all open years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

4.13           Name Change.   Within the previous six (6) years Debtor has not changed its name, done business under any other names, changed its chief place of business from its present location or merged or been the surviving entity of any merger.

4.14           Engines. Each of the Engines is greater than 550 rated take-off horsepower or its equivalent according to FAA records.

4.15           Security Interest. The Debtor has the right to grant a security interest in, and has validly granted a security interest in and to, the Collateral to the Lender.

SECTION 5. COVENANTS.

Debtor covenants and agrees that from and after the date hereof and so long as the Commitment or the Note is outstanding:

5.1           Notices. Debtor will Promptly give written notice to Lender of (i) the occurrence of any Event of Default or any event which with notice, with lapse of time and/or with any further condition, event or act would constitute an Event of Default; (ii) the occurrence of any Event of Loss; (iii) the commencement or threat of any material litigation or proceedings affecting Debtor or any material litigation or proceedings affecting the Aircraft; and (iv) any material dispute between Debtor and any governmental regulatory body or other party that involves the Aircraft or any dispute between the Debtor and any governmental body or other party that might materially interfere with the normal business operations of Debtor in a manner which may reasonably be deemed to impair's Debtor's ability to perform the Obligations.

5.2           Laws; Obligations: Operations.  Debtor will (i) duly observe and conform to all requirements of any governmental authorities relating to the Aircraft (provided that the failure to comply will not be a default hereunder so long as such failure to comply will not jeopardize the Collateral or impair the Lien of the Lender thereon), and all material requirements of any governmental authority relating to the conduct of its business and to its properties or assets; (ii) maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business; (iii) remain a citizen of the United States within the meaning of Subtitle VII of Title 49 of the United States Code; (iv) obtain or cause to be obtained as promptly as possible any governmental, administrative or agency approval and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Agreement and the operation of the Aircraft and its business; (v) cause the Aircraft to remain duly registered, in its name, under the Federal Aviation Act of 1958, as amended and recodified; (vi) maintain all

Records to be maintained in respect of the Aircraft; and (vii) pay and perform all of its obligations and liabilities when due, including, without limitation, all fees, taxes- assessments and governmental charges or levies imposed upon it or upon its income or profits or upon the Aircraft or any other property belonging to it, provided, however, that Debtor shall have the right to challenge or appeal the amount of any such fees, taxes, assessments and governmental charges or levies provided that a good faith basis for such appeal or challenge exists, such appeal or challenge does not subject the Aircraft to any risk of seizure or forfeiture, that Debtor has properly and timely perfected its right to appeal or challenge and has provided any bond or other security required to be posted in connection with such appeal or challenge.

5.3           Inspection. Lender or its authorized representative may, upon three (3) Business Day's notice, at any reasonable time or times inspect the Aircraft, the Records maintained with respect thereto and, upon the occurrence of an Event of Default, the books and records of the Debtor.

5.4           Books.  Debtor will keep proper books of record and account in which full, true and correct entries in accordance with generally accepted accounting principles will be made of all dealings or transactions in relation to its business and activities.

5.5           Financial Information. Debtor will furnish to Lender (a) as soon as available, but in any event not later than 120 days after the end of each fiscal quarter of Debtor, the balance sheet of Debtor as at the end of such fiscal quarters, and statements of income of Debtor for such fiscal  quarters, all in reasonable  detail,  prepared  in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and certified by Debtor's chief financial officer or Vice President, Controller; and (b) promptly, such additional financial and other information as Lender may from time to time reasonably request.

5.6           Further Assurances. Debtor will promptly, at any time and from time to time, at its sole expense, execute and deliver to Lender such further instruments and documents, and take such further action, as Lender may from time to time reasonably request in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby, including, without limitation,  the  execution,   delivery,   recordation  and  filing  of financing   statements   and continuation statements. Debtor hereby authorizes Lender, in such jurisdictions where the Debtor is domiciled and/or the Aircraft is operated or domiciled and such action is reasonable and authorized by law, to effect any such recordation or filing with the signature of Debtor thereto or without the Debtor's signature after (i) the occurrence of an Event of Default or (ii) the failure of the Debtor to execute the same upon the reasonable request of the Lender. Debtor will pay, or reimburse Lender (if Debtor has failed to pay the same after a reasonable request for payment has been made) for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and protection of Lender's security interest in the Aircraft, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payments or discharges of any taxes or  Liens upon or in respect of the Aircraft, premiums for insurance with respect to the Aircraft and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Aircraft and Lender's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or related to the Aircraft, and all such amounts that are paid by Lender shall, until reimbursed by Debtor, constitute Obligations of Debtor secured by the Aircraft.

5.7          No Disposition of Collateral. Provided no Event of Default or event, which with the passage of time or giving of notice would constitute an Event of Default, has occurred and is continuing, and further provided that any Obligations with respect to this Agreement or the Note remain outstanding,  Debtor will  not sell,  convey, transfer,  exchange,  lease or otherwise  relinquish possession or dispose of any Collateral or attempt or offer to do any of the foregoing.

5.8          No Liens. Debtor will not create, assume or suffer to exist any Lien of any kind upon the Collateral, except for the security interest created hereby.

5.9          Debtor's Title: Lender's Security Interest.   Debtor will warrant and defend its good and marketable title to the Aircraft and Lender's first perfected security interest in the Collateral, against all claims and demands whatsoever. If at any time any person not a party to this Agreement shall claim any right or interest in the Collateral (other than solely and directly as a result of the actions of the Lender), Debtor shall, at its expense, cause such claim to be waived in writing or otherwise eliminated to Lender's satisfaction within thirty (30) days after such claim shall have first become known to Debtor.

5.10          No Changes. The Debtor will not (a) liquidate or dissolve or cease to do business as a going concern; or (b) sell or otherwise dispose of all or any substantial portion of its assets;or (c) change its name or the form of organization of its business; or (d) without thirty (30) days prior written notice to Lender, change its chief place of business or its jurisdiction of organization.

      5.11          Use of Aircraft: Maintenance; Identification.

(a) Debtor will not change the principal base of the Aircraft from that specified on the Schedule relating thereto without giving the Lender written notice not more than 5 days after such change in the principal base of the Aircraft has been made. After any such change, the Aircraft shall continue to be principally based in the United States of America and Debtor shall have taken all reasonable and necessary steps to insure the continued perfection of Lender's interest in the Collateral. Debtor shall not and shall not permit the Aircraft to be operated or located in or flown over any jurisdiction other than the United States of America, Puerto Rico or any United States territory; provided, however, that the Aircraft may, as a part of a continuous round trip, be operated or located in or flown over Canada and Mexico. Notwithstanding the foregoing, in no event may the Aircraft temporarily fly, be operated, used or located in, to or over any such country or area (1) which is excluded from coverage by any insurance policy in effect with respect to such Aircraft or by any insurance policy required by the terms of Section 5.12 hereof or any country or area not specifically and fully covered by such insurance; (2) in a recognized or threatened area of hostility unless fully covered to Lender's satisfaction by hull, political, expropriation, hijacking and war risk insurance; or (3) with which the United States of America does not maintain favorable diplomatic relations.

(b)           Debtor will operate or cause the Aircraft to be operated in a careful and proper manner, will comply with and conform to all governmental laws, rules and regulations relating thereto (provided that the failure to comply will not be a default hereunder so long as such failure to comply will not jeopardize the Collateral or impair the lien of the Lender thereon), and will cause the Aircraft to be operated in compliance with the requirements of the insurance policies required by subsection 5.12 hereof, and in accordance with the manufacturer's or supplier's instructions or manuals and only by competent, duly qualified and certified personnel.

(c)           Debtor will operate the aircraft for cargo transportation and, at its own expense,  maintain,  service,  repair,  overhaul  and test the  Aircraft,  and  furnish  all  parts, replacements, mechanisms, devices and servicing required therefor so that the value, condition and operating efficiency thereof for transport of cargo will at all times be maintained and preserved at a level which is the higher of, (x) its value, condition and operating efficiency when delivered to Debtor, ordinary wear and tear excepted, or (y) the level required by any governmental authority having jurisdiction with respect thereto, and, in any case, the level necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under Subtitle VII of Title 49 of the United States Code or as shall be required by any and all applicable FAA Airworthiness Directives, Operators Letters and Service

Bulletins. All such repairs, parts, mechanisms, devices and replacements shall immediately,without further act, become part of the Aircraft and subject to the security interest created by thisAgreement. Debtor will not make or authorize any improvement, change, addition or alterationto the Aircraft if such improvement, change, addition or alteration will impair the originally intended function or use of the Aircraft, impair the value of the Aircraft as it existed immediatelyprior to such improvement, change, addition or alterations, or violate any applicable material industry standard or violate any applicable governmental law, rule, regulation or standard. AnyPart,  mechanism,  device  or replacement added to the Aircraft  in  connection with any improvement, change, addition or alteration shall immediately, without further act become part of the Aircraft and subject to the security interest created by this Agreement.

(d)           If requested by Lender in writing, Debtor shall, at its expense, attach to the Aircraft a notice satisfactory to Lender disclosing Lender's security interest in the Aircraft

      5.12         Insurance.

(a) Aircraft Liability and Property Damage Insurance. Debtor represents and warrants that it will maintain at all times, at its own cost and expense, with insurers of recognized responsibility reasonably satisfactory to Lender, (i) comprehensive aircraft and general public liability insurance against bodily injury and property damage claims including, without limitation, contractual liability, premises damage, public liability, personal property liability, personal injury liability, death and property damage liability, public and passenger legal liability coverage in an amount not less than the greater of $10,000,000.00 or $1,000,000.00 per seat (including crew) for each single occurrence with a Mexican coverage endorsement and (ii) such other property damage insurance (exclusive of manufacturer's product liability insurance) with respect to the Aircraft as is of the type and in the amounts usually carried by companies engaged in the same or a similar business as Debtor, similarly situated with Debtor, and owning or operating similar aircraft and engines, and which covers risks of the kind customarily insured against by such companies. Debtor shall also provide at its own cost and expense applicable worker's compensation insurance with coverage for the Aircraft's crew and maintenance personnel for all jurisdictions where such coverage is applicable and/or required.

(b)           Insurance Against Loss or Damage to the Aircraft. Debtor represents and warrants that it will maintain in effect at all times, at its own cost and expense, with insurers of recognized responsibility reasonably satisfactory to Lender, all-risk ground and flight aircraft hull insurance covering the Aircraft,  including F.O.D.  (foreign object damage),  fire and explosion coverage, cargo, ingestion and lightning and electrical damage, and comparable insurance with respect to any Engines or Parts while removed from the Aircraft, and with respect to any engines, parts while temporarily installed on the Aircraft, provided that such insurance shall at all times be not less than the greater of (i) the aggregate unpaid principal amount of the Note or (ii) the amount which would be paid pursuant to Section 2.3 hereof upon the occurrence of an Event of Loss (each such amount determined as of each anniversary of the Closing Date for the next succeeding year throughout the term of this Agreement).  Debtor shall, at its own cost and expense, additionally maintain in effect with an insurer of recognized responsibility reasonably satisfactory to Lender, hijacking (air piracy) insurance with respect to the Aircraft in a face amount of not less than the greater of (i) the aggregate unpaid principal amount of the Note or (ii) the amount which would be paid pursuant to Section 2.3 hereof upon the occurrence of an Event of Loss (each such amount determined as of each anniversary of the Closing Date for the next succeeding year throughout the term of this Agreement), which shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft. Such insurance shall also include war risk, governmental confiscation and expropriation and related insurance, if and to the extent the same is maintained by Debtor with respect to other aircraft owned or operated by Debtor on the same routes as the Aircraft and Engines or where the custom in the United States airline industry is to carry such insurance with respect to aircraft and engines operated on the same routes as the Aircraft and Engines.

(c)           Lender as Additional Insured; Notice. Any policies of insurance carried in accordance with this Section and any policies taken out in substitution or replacement of any such policies (i) shall be amended to name Lender as the additional insured as its interest may appear, (ii) with respect to insurance carried in accordance with paragraph (b) of this Section 5.12 covering the Aircraft, shall provide that any amount(s) payable thereunder which exceed $50,000.00 in the aggregate shall be paid directly to Lender and Debtor jointly (and, so long as no Event of Default has occurred, such amounts shall be disbursed by Lender and Debtor or other appropriate persons in payment of the costs actually incurred with respect to repairs made to the Aircraft so as to restore it to the operating condition required hereunder, or shall be disbursed by Lender as otherwise required by the Agreement), and that any amount(s) of less than $50,000.00 in the aggregate shall be paid to Debtor (and such amounts shall be applied by Debtor to pay the costs of such repairs), (iii) shall provide that if any insurer cancels such insurance for any reason whatever, or any substantial change is made in any of the coverage required hereunder, or the same it allowed to lapse for nonpayment of premium or such insurance coverage is reduced, such cancellation, change, lapse or reduction shall not be effective as to Lender for thirty (30) days following receipt by Lender of written notice by such insurer of such cancellation, change or reduction, and (iv) shall provide that in respect of the interests of Lender in such policies, the insurance shall not be invalidated by any action or inaction of Debtor or any other person (other than Lender) and shall insure Lender's interests, as they appear, regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Debtor or any other person (other than Lender). Each insurance policy and its respective cover amount(s) obtained in accordance with the requirements set forth in paragraphs (a) and (b) of this Section 5.12 shall (i) be primary insurance, not subject to any co-insurance clause and shall be without right of contribution from any other insurance, and (ii) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured or loss payee, and shall waive any right of such insurer to any setoff, counterclaim or other deduction, by attachment or otherwise, in respect of Lender or Debtor. Debtor shall arrange for appropriate certification as to the satisfaction of the requirements set forth above in this Section 5.12 to be delivered to Lender not later than the Closing Date by each such insurer or underwriter therefor, which certification shall specifically acknowledge that the insurance is in conformity with this Section 5.12. Notwithstanding the foregoing, Debtor shall promptly provide Lender with a copy of each policy of insurance required hereunder if it so requests.

(d)           Reports, etc.    On the Closing Date, Debtor shall furnish (or cause its insurance company to furnish) to Lender a certificate of insurance along with a summary of policy endorsements related to the Aircraft. The Debtor or the insurance company will notify the Lender in writing of any changes in the coverage or the policy endorsements. If the Lender shall so request, the Debtor shall provide the Lender with a copy of the applicable policy. Debtor will advise (or cause the applicable insurance company to advise) Lender in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Debtor which might invalidate or render unenforceable by Lender or Debtor, in whole or in part, any insurance on or with respect to the Aircraft Debtor will also advise Lender in writing at least thirty (30) days prior to the expiration or termination date of any insurance carried and maintained on or with respect to the Aircraft pursuant to this Section. In the event Debtor shall fail to maintain insurance as herein provided, Lender may, at its option, provide such insurance, and Debtor shall, upon demand, reimburse Lender for the cost thereof, together with interest at the Late Charge Rate from the date of payment through the date of reimbursement.

(e)           Agreed Value.   Anything herein to the contrary notwithstanding, at all times while the Aircraft is subject to this Agreement, the insurance required by Section 5.12 of this Agreement shall be for an amount on an "agreed value" basis not less than the greater of (i) the aggregate unpaid principal amount of the Note or (ii) the amount which would be paid pursuant to Section 2.3 hereof upon the occurrence of an Event of Loss (each such amount determined as of each anniversary of the Closing Date for the next succeeding year throughout the term of this Agreement).

(f)           No Right to Self-Insure.    Debtor shall not self-insure (by deductible, premium adjustment, or risk retention arrangement of any kind) the insurance required to be maintained hereunder, except to the extent of deductibles usually and customarily maintained by companies engaged in the same or similar business as Lessee and operating the same or similar aircraft, but in no event shall any deductible exceed $50,000.00 per occurrence.

SECTION 6. SECURITY INTEREST.

6.1           Grant of Security Interest.   As collateral security for the prompt and complete payment and performance when due of all of the Obligations and in order to induce Lender to enter into this Agreement and make the Loan to Debtor in accordance with the terms hereof and to extend other credit from time to time to Debtor, whether under this Agreement or otherwise, Debtor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Lender, and hereby grants to Lender a first security interest in all Debtor's right, title and interest in, to and under the Collateral; but none of Debtor's (and/or any other party's of any kind whatsoever) obligations, liabilities and/or duties of any kind whatsoever under, or with respect to the collateral. Notwithstanding anything to the contrary- contained herewith or otherwise, the Lender does not by virtue of this Agreement or otherwise assume any obligations, liabilities and/or  duties of any kind whatsoever of the Debtor (and/or of any other party of any kind whatsoever)  under, or with respect to, the Collateral and the Lender shall not be responsible in any way  whatsoever for the performance by the Debtor (and/or by any other party of any kind  whatsoever) in connection with, relating to, or arising under, the Collateral.

Notwithstanding the foregoing, provided no Event of Default or event, which with the passage of time or giving of notice or both would constitute an Event of Default, has occurred (and is continuing), in the event that any replacement or substitution for any Part or Engine is furnished by Debtor and such substitution or replacement Part or Engine is deemed acceptable by Lender, Lender agrees that the Part or Engine which was replaced or substituted for shall be deemed released from the security interest granted hereunder. Lender agrees to accept any such substitute or replacement Part or Engine which, in its reasonable judgment, meets or exceeds the maintenance standards set forth for Parts and Engines set forth in this Agreement and which has a greater or equal value, utility and useful life as the Part or Engine for which it is being substituted or serving as a replacement.

The security interest granted herein shall attach to each item of Collateral at the time that Lender advances any funds to or on behalf of Debtor in complete or partial payment for such Collateral.

      6.2           Lender Appointed as Attorney-in-Fact.

(a) After an Event of Default has occurred and is continuing, Debtor hereby irrevocably constitutes and appoints Lender and any other officer of agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Debtor and in the name of Debtor or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. Without limiting the generality of the foregoing, pursuant to such appointment, the Lender shall have authority to endorse Debtor's name on any checks, notes, drafts or any other payments or instrument relating to the Collateral which came into the Lender's possession or control.

(b) The powers conferred on Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure act.

SECTION 7. EVENTS OF DEFAULT.

The term "Event of Default", wherever used herein, shall mean any of the following events or circumstances (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

(a)           Debtor shall fail to make any payment of principal, interest or any amount due hereunder or under the Note within ten (10) days after Lender has notified Debtor that such payment is due and payable (whether at the stated maturity, by acceleration or otherwise); or

(b)           Debtor shall fail to keep in full force and effect any of the insurance   required under this Agreement (unless Debtor obtains replacement coverage that meets the  requirements of this Agreement within three (3) Business Days of the cancellation of the  applicable insurance policy and so long as the failure to maintain such insurance is not due to  failure to pay premiums and so long as the Aircraft is not operated while such required insurance  coverage is not in effect, or shall operate the Aircraft at a time when, or at a place in which, such insurance shall not be in effect; or

(c)           the Aircraft shall be abused, substantially damaged or destroyed or Lender shall reasonably deem the Aircraft unsafe or at risk or Debtor shall fall to maintain the Aircraft in accordance and in compliance with Section 5.11(c) hereof and Debtor does not commence and diligently pursue to eventual completion, a cure of such failure to maintain the Aircraft within three days of being notified of such default by Lender; or

(d)           Debtor shall default (which default shall remain uncured for a period of 10 days after receipt of written notice from the Lender) in the payment of any indebtedness to Lender (other than the Obligations), any parent, affiliate or subsidiary of Lender under any note, security agreement, equipment lease, title retention, aircraft lease or conditional sales agreement or any other instrument or agreement evidencing such indebtedness with Lender, any parent, affiliate or subsidiary of Lender; Debtor shall default in the performance of, or compliance with, any term contained in any agreement or instrument evidencing or relating to such indebtedness, if the effect of such default is to cause or permit such indebtedness to become due prior to its stated maturity, or if any such indebtedness is not paid at maturity; or Debtor shall otherwise be in default of any of the Obligations; or

(e)           Debtor shall or shall attempt to (except as expressly permitted by the provisions of this Agreement) remove, sell, transfer, convey, pledge, mortgage, encumber, part with possession of, assign or sublet any Aircraft or any part thereof, use any Aircraft for an illegal purpose, or permit the same to occur; or

(f)           Debtor shall fail to perform or observe any covenant, condition or  agreement, (other than those specifically referred to in this Section 7) required to be performed or observed by it under this Agreement or any agreement, document or certificate delivered by Debtor in connection herewith, and such failure shall continue for thirty (30) days after written notice thereof from Lender to Debtor; or

(g)           any representation or warranty made by Debtor in this Agreement or any agreement, document or certificate delivered by Debtor in connection herewith or pursuant hereto shall prove to have been incorrect, misleading, or inaccurate in any material respect when such representation or warranty was made or given (or, if a continuing representation or warranty, at any material time); or

(h) Debtor shall fail to pay its debts (with respect to obligations for borrowed money in excess of $1,000,000) as they became due and such failure shall continue beyond the applicable grace period, admit its inability to pay its debts or obligations generally as they fall due, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of such a petition filed against Debtor, as the case may be, in any such proceeding; or Debtor shall, by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other insolvency or similar law (other than a law which does not provide for or permit the readjustment or alteration of Debtor's obligations hereunder, as the case may be) providing for the reorganization or liquidation of corporations, or providing for an assignment for the benefit of creditors, or providing for an agreement, composition, extension or adjustment with its creditors; or

(i) a petition against Debtor in a proceeding under applicable bankruptcy 'laws or other insolvency laws (other than any law which does not provide for or permit any readjustment or alteration of Debtor's obligations hereunder as the case may be), as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law (other than any law which does not provide for or permit the readjustment or alteration of Debtor's obligations hereunder or) providing for reorganization or liquidation of corporations which may apply to Debtor, any court of competent jurisdiction shall assume jurisdiction, custody or control of Debtor, or of any substantial part of their respective property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of ninety (90) days; or

(j) Debtor sells, transfers, or disposes of all or substantially all of its stock, assets or property, or merges or consolidates with or into any other non-affiliated entity, with a net worth not less than investment grade (as determined by Standard & Poors or Moody's) becomes the subject of, or engages in, a leveraged buy-out, or the Debtor shall terminate its existence by merger or consolidation unless it is the surviving entity and, after giving effect to such merger or consolidation, its net worth is at least investment grade (as determined by

Standard & Poors or Moody's), or Debtor shall terminate its existence by the sale of substantially-all of its assets or otherwise; or

SECTIONS.  REMEDIES.

8.1           Termination of Commitment. If an Event of Default specified in subsections 7 (h) or (i) above shall occur, then, and in any such event, the Commitment shall immediately terminate and the principal amount of the Note, together with accrued interest thereon and all other amounts owing under or with respect to this Agreement shall become immediately due and payable without any notice or other action by Lender, and if any other Event of Default shall occur and be continuing, then, and in any such event, Lender may (a) terminate forthwith the Commitment and/or (b) declare the Note to be forthwith due and payable, whereupon the principal amount of the Note, together with accrued interest thereon, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived,  anything contained herein or in the Note to the contrary notwithstanding. During the continuance of any Event of Default hereunder, Lender shall have the right to pursue and enforce any of its rights and remedies under Section 8, Subsections 8.2 through 8.4, inclusive, hereof.

8.2           Additional Remedies.   If an Event of Default shall occur and be continuing, Lender may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of secured parties under the UCC or under any other applicable law. Without limiting the generality of the foregoing, Debtor agrees that in any such event, Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Debtor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or at any of Lender's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby expressly released. Debtor further agrees, at Lender's request, to assemble the Collateral, make it available to Lender at places which Lender shall reasonably select, whether at Debtor's premises or elsewhere. Any such sale or sales shall be conducted in a commercially reasonable manner. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including attorney's fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as Lender may elect and only after so applying such net proceeds and after the payment by Lender of any other amount required by any provision of law, need Lender account for the surplus, if any, to Debtor.  To the extent permitted by applicable law, Debtor waives all claims, damages, and demands against Lender arising out of the repossession (in accordance with applicable laws), retention or sale of the Collateral. Debtor agrees that Lender need not give more than ten (10) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to Debtor at its address set forth in Section 9.2. hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

8.3           Costs of Collection.   Debtor also agrees to pay all costs of Lender, including reasonable attorneys' fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of its respective rights hereunder.

8.4           Waivers.    Debtor hereby waives presentment, demand, protest or any notice, except as expressly provided herein, (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

SECTION 9. MISCELLANEOUS.

9.1           No Waiver. Cumulative Remedies. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No right or remedy in this Agreement is intended to be exclusive but each shall be cumulative and in addition any other remedy referred to herein or otherwise available to Lender at law or in equity; and the exercise by Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other remedies. No express or implied waiver by Lender of an Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default. After the occurrence of any Event of Default that is continuing and remains uncured, the acceptance by Lender of any installment of principal and interest or of any other sum owing hereunder shall not constitute a waiver of such Event of Default, regardless of Lender's knowledge or lack of knowledge thereof at the time of acceptance of any such payment, and shall not constitute a reinstatement of the Agreement if Lender has sent Debtor a notice of default, unless the Event of default has been otherwise been cured or unless Lender shall have agreed in writing to reinstate the Agreement and waive the Event of Default.

9.2           Notices.  All notices, requests and demands to or upon any party hereto shall be deemed to have been duly given or made when delivered or when deposited in the United States mail, return receipt requested first class postage prepaid, addressed to such party as follows, or to such other address as may be hereafter designated in writing by such party to the other party hereto:

DEBTOR:	Landpixx, LLC and Hugh H. Williamson
15000 West 64th Avenue
Arvada, CO 80007
Attention: Dawn Patterson Telephone: 303-302-8567
with a copy to:
LENDER:	Bank of the West
201 North Civic Dr. Suite. 360B Walnut Creek, CA. 94596 Attention:Vice President, Portfolio Manager Telephone: 88-244-0551 Telecopy: 800-473-9878

       9.3      Payment of Expenses and Taxes; Performance by Lender of Debtor's Obligations.

(a)           Debtor agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to pay (i) actual costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of this Agreement, and other documents relating hereto, including, without limitation, the cost of recording any financing statements covering the Collateral, FAA filing fees and the reasonable fees and disbursements of counsel to Lender, (ii) any taxes which may be due in connection with the ownership, possession, use, or operation of the Aircraft; and (iii) all costs and expenses of Lender in connection with the enforcement  of this  Agreement  and  the Note, including all reasonable legal  fees  and disbursements arising in connection therewith. Debtor also agrees to pay, and to indemnify and save Lender harmless from any delay in paying, all taxes, including without limitation, sales, use, stamp and personal property taxes (other than any corporate income, capital, franchise or similar taxes payable by Lender with respect to the payments made to Lender hereunder or thereunder) and all license, filing, and registration fees and assessments and other charges, if any, which may be payable or determined to be payable in connection with the execution, delivery and performance of this Agreement or the Note or any modification thereof.

(b)           Debtor hereby further agrees, whether or not the transactions contemplated by this Agreement shall be consummated, to pay, indemnify, and hold Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, out of pocket costs, expenses or disbursements of any kind or nature whatsoever arising with respect to or in connection with the ownership, lease, possession, use, sale or other disposition of the Aircraft or the execution, delivery, enforcement, performance or administration of this Agreement and the Note (the foregoing being referred to as the "indemnified liabilities"), provided, that Debtor shall have no obligations thereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender.

(c)           If Debtor falls to perform or comply with any of its agreements contained herein (after the expiration of any applicable grace periods) and Lender shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the actual expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at the rate provided for in the Note shall be payable by Debtor to Lender on demand and until such payment shall constitute Obligations secured hereby.

9.4           Entire Agreement.    This Agreement, together with all attachments, exhibits, schedules and the Note, constitutes the entire understanding and agreement of the parties hereto with respect to the matters contained herein.

9.5           Survival of Representations and Warranties.   All representations and warranties made in this Agreement and any certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the making of the Loan hereunder, and the agreements contained in Section 9.3 hereof shall survive payment of the Note.

9.6           Amendments.   Neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

9.7           Counterparts.   This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

9.8           Headings. The headings of the Sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to effect the meaning or construction of any of the provisions hereof.

9.9           Successors or Assigns.   This Agreement shall be binding upon and inure to the benefit of Debtor and Lender and their respective heirs, executors, administrators, successors and assigns, except that Debtor may not assign, sublet or transfer its rights hereunder or any interest herein without the prior written consent of Lender.

9.10           Authorization.  Upon receipt of authorization from the Debtor (which may be by facsimile) Lender,  its agents,  representatives and employees are hereby irrevocably and unconditionally authorized to amend and/or otherwise fill in any and all blank spaces contained herein or in the Schedules or other documents executed by the Debtor relative to the transactions set forth herein.

9.11           Construction. This Agreement and the Note shall be governed by, and construed and interpreted in accordance with the substantive laws, but not the choice of law rules, of the State of California.   This Agreement shall be delivered for closing purposes in the Lender's California Office at Walnut Creek, California.

9.12           Jurisdiction. Debtor hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way in connection with this Agreement may be instituted or brought in the courts of the State of California or the United States Courts for the Central District of California, or in any other state or Federal Court for any jurisdiction in which all or any part of the Collateral may be located as Lender shall deem appropriate, and by execution and delivery of this Agreement, Debtor hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to all proceedings in such courts. Debtor irrevocably consents to service of any summons and/or legal process by registered or certified United States air mail, postage prepaid, to Debtor at the address set forth in Section 9.2 hereof, such method of service to constitute, in every respect, sufficient and effective service of process in any such legal action or proceeding. Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law or limit the right of Lender to bring actions, suits or proceedings in the courts of any other jurisdiction, except as set forth in this paragraph 9.12. Debtor further agrees that final judgment, (after expiration of any applicable appeal period or waiver of any such right of appeal either expressly or by passage of time,) against it in any such legal action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the liability.

9.13     Jury Waiver. THE LENDER AND DEBTOR HEREBY KNOWINGLY AND FREELY WAIVE THEIR RIGHTS TO A JURY TRIAL IN ANY ACTION, SUIT OR PROCEEDING RELATING TO, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered personally or by their proper and duly authorized officers as of the day and year first above written.

                            BANK OF THE WEST

                            By:
                            Title:

                            DEBTOR

                                  Hugh H. Williamson
                            By: /s/ Hugh H. Williamson

                            Landpixx, LLC

                            By: /s/ Charles Killpack
                                  Charles Killpack, Manager

                            By: /s/ Nora Hannah
                                  Nora Hannah, Manager

SCHEDULE A EQUIPMENT

    Schedule A Equipment description attached to and made a part of Aircraft Security Agreement, Schedule 002-0003817-001:

    1980 Cessna 402C Businessliner Aircraft which consists of the following components:

(a)          Aircraft bearing FAA Registration Mark N246MP and Manufacturer's Serial No. 402C0272

(b)          Two (2) TCM engine Model TSI0520VB engine bearing Manufacturer Serial No. 509583 and 521042-H having over 550 rated takeoff horsepower or the equivalent of such horsepower, Two (2) McCauley Propeller Model 3AF32C515-G bearing Manufacturer Serial No. 060757 and 060755.

(c)          Sensor Head with Tetrachroik, Inertial Measurement Unit, CU40 Control Unit for SH51/SH52, Gyro-Stabilized Camera Mounts, all cabling, antennas, interfaces, guidance indicators, software and hardware.

(d)          All equipment, avionics, accessories, substitutions, replacements, improvements, additions, modifications, spare parts, appurtenances and appliances upon or within the Aircraft or attached thereto, whether now owned or hereafter acquired, whether or not furnished by the manufacturer or vendor of the Aircraft including, without limitation, all logs, manuals and records pertaining to the construction, modification, inspection, repair and operation of the Airframe, or any engine or part together with all accessories, attachments, substitutions, replacements, and accessions therefor and thereto, all logbooks, manuals, and records, all proceeds therefrom, including insurance proceeds.

Initials Debtor: _/s/ HHW______________

Initials Debtor: _/s/CK ________________

Initials Debtor: /s/ NH____        _________

EXHIBIT B TO AIRCRAFT SECURITY AGREEMENT
SCHEDULE - 002-0003817-001

This Schedule is executed and delivered by Hugh H. Williamson and Landpixx, LLC ("Debtor") pursuant to the terms of Aircraft Security Agreement ("Agreement") (to which this Exhibit B is attached) between Debtor and Bank of the West ("Lender"). Terms defined in the Agreement shall have the respective meanings given to them in the Agreement unless otherwise defined herein or unless the context otherwise requires.

1.          Debtor hereby confirms that the proceeds of the Loan made this date shall be used to refinance the acquisition of the property (collectively the "Aircraft") described below:

One (1) used 1980 Cessna 402C Businessliner and together will all avionics as set forth below and all other accessories, and all additions, modifications and attachments to, and all replacements and substitutions for any of the foregoing all as more fully described on Schedule A hereto.

2.          Debtor hereby represents and warrants that the above described Aircraft has been delivered to it, duly assembled and in good working order and is located at 7425 South Peoria Circle, Englewood CO 80112. Debtor hereby acknowledges, agrees and certifies that the above described Aircraft has been inspected by Debtor to its complete satisfaction, has been found to be in good working order, repair and condition and fully equipped to operate as required under applicable law for its purpose, is of a size, design, capacity and manufacture selected by Debtor and suitable for Debtor's purposes (other modification to a cargo configuration, if applicable, and is, as of the date set forth below, unconditionally, irrevocably and fully accepted by Debtor under the Agreement.

3.          Debtor hereby affirms that Lender has made a Loan to it for the financing of the acquisition of the above described Aircraft, which Loan is evidenced by a Note, in the principal amount of US $1,352,612.00.

4.           Debtor hereby affirms that the following avionics are on board the Aircraft and are in proper working condition:

All of the avionics are more particularly described on Schedule A which is attached hereto and made a part hereof.

5.           Debtor hereby affirm that Lender has a first and only perfected priority security interest in the Aircraft described above and as set forth in Section 6.1 of the Agreement.

                            DEBTOR:

                                  Hugh H. Williamson

                            By:  /s/ Hugh H. Williamson

                            Landpixx, LLC

                            By:  /s/ Charles Killpack
                                   Charles Killpack, Manager

                            By: /s/ Nora Hannah
                                  Nora Hannah, Manager